UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1       REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement.

We have entered into a letter agreement to joint venture our eight Mongolian uranium projects with Bluerock Resources Ltd. (“Bluerock”). Bluerock has the exclusive right to acquire an undivided 55% interest in the properties subject to the terms and conditions of the Letter Agreement and a Joint Venture Agreement. To earn a 55% interest in the Properties Bluerock must make the following payments and incur the following expenditures:

(a)	Cash and Shares Consideration – (all $ are in US funds)

	(i)	$5,000 upon execution of the Letter Agreement;
	(ii)	$30,000 and 150,000 shares of Bluerock paid to the Company by March 31, 2006 upon TSX-V approval and certain conditions (good title etc) are met;
	(ii)	$30,000 by October 18, 2006;
	(iii)	$40,000 by October 18, 2007;
	(iv)	$50,000 by October 18, 2008 and
	(v)	$50,000 by October 18, 2009.

(b)	Expenditures as follows:

	(i)	$400,000 in year 2006;
	(ii)	$500,000 in year 2007;
	(iii)	$900,000 in year 2008; and
	(iv)	$1,200,000 in year 2009.

After meeting these commitments, Bluerock will have earned a 55% interest in the properties, and the Company will have a 45% interest with the right to earn back 6% interest by spending $300,000, giving the Company 51% (control) of the further development of any or all of the properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

	By:	/s/ Aileen Lloyd
DATE: February 21, 2006		AILEEN LLOYD
Director/ Secretary